Exhibit 99.1

Essex Property Trust Prices $350 Million of Senior Notes

San Mateo, California—March 7, 2024—Essex Property Trust, Inc. (NYSE:ESS) (“Essex”) announced today that its operating partnership, Essex Portfolio, L.P. (the “Issuer”), priced an underwritten public offering of $350 million aggregate principal amount of 5.500% senior notes due 2034 (the “Notes”). The Notes were priced at 99.752% of par value with a yield to maturity of 5.532%. Interest is payable semiannually at an interest rate per annum of 5.500% on April 1 and October 1 of each year with the first interest payment due October 1, 2024. The Notes mature on April 1, 2034. The Notes will be the senior unsecured obligations of the Issuer and will be fully and unconditionally guaranteed by Essex. The Notes offering is expected to close on March 14, 2024, subject to the satisfaction of certain closing conditions.

The Issuer intends to use the net proceeds of this offering to repay upcoming debt maturities, including to fund a portion of the repayment of the Issuer’s 3.875% senior unsecured notes due May 2024 upon maturity thereof, and for other general corporate and working capital purposes, which may include the funding of potential acquisition opportunities. Pending application of the net proceeds from the offering for the foregoing purposes, such net proceeds initially may be invested in short-term securities.

Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC, U.S. Bancorp Investments, Inc. and Citigroup Global Markets Inc. served as joint book-running managers for the offering. BMO Capital Markets Corp., Mizuho Securities USA LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Truist Securities, Inc. served as senior co-managers and BNP Paribas Securities Corp., Capital One Securities, Inc., Morgan Stanley & Co. LLC and Samuel A. Ramirez & Company, Inc. served as co-managers for the offering.

The Issuer and Essex have jointly filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. You may get these documents for free by searching the SEC online database on the SEC website at http://www.sec.gov. Alternatively, the Issuer, Essex, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it from (i) Wells Fargo Securities, LLC toll free at 1-800-645-3751, (ii) J.P. Morgan Securities LLC collect at 1-212-834-4533, (iii) PNC Capital Markets LLC toll free at 855-881-0697 or (iv) U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful.

About Essex Property Trust, Inc.

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 252 apartment communities comprising approximately 62,000 apartment homes with an additional property in active development.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding our expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements related to the Notes offering, including the terms, timing and completion of the offering and the expected use of the net proceeds therefrom. We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. Factors that might cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, those associated with market risks and uncertainties and the satisfaction of customary closing conditions for an offering of the Notes, as well as the risks referenced in our most recent annual report on Form 10-K and any subsequent current reports on Form 8-K filed (and not furnished) by us with the SEC, and the prospectus supplement and related prospectus for this offering, as well as those risk factors and special considerations set forth in our other filings with the SEC that are incorporated by reference in such prospectus supplement and accompanying prospectus which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, we assume no obligation to update or supplement this information for any reason, and therefore, they may not represent our estimates and assumptions after the date of this press release.

Contact Information

Loren Rainey

Director, Investor Relations

(650) 655-7800

lrainey@essex.com